EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) dated as of September 16, 2015, is by and among General Steel Holdings, Inc., a Nevada Corporation (the “Corporation” or “GSI”), Catalon Chemical Corp., a Delaware Corporation (the “Catalon”), Anyuan Zhu (“Zhu”), Lindenburg Ventures Ltd., a British Virgin Island Corporation (“Lindenburg”), and Honghui Du (“Du”) (each a “Selling Stockholder” and together, the “Selling Stockholders”) who are the owners of 100% of the capital stock of Catalon.

RECITALS

A.           Whereas, GSI is a leading non-state-owned steelmaker headquartered in Beijing, China.

B.           Whereas, Catalon is engaged in the business of producing and supplying of catalysts and industrial ceramics headquartered in North Carolina.

C.           Whereas, GSI is a corporation presently subject to certain reporting requirements under the Securities Exchange Act of 1934 (the “Exchange Act”).  The common stock of GSI is presently listed on the New York Stock Exchange under the symbol “GSI.”

D.           Whereas, the Selling Stockholders are the owners of 100% of the issued and outstanding shares of capital stock of Catalon.

E.           Whereas, in order to implement their common long-term business and financial goals, the parties to this Agreement desire to implement a consolidation strategy through a majority acquisition of Catalon by GSI.

F.           Whereas, the value of Catalon, including its Honeycomb Catalyst Technology and its subsidiary Catalon Eden NC, is approximately $20 million.

G.           Whereas, GSI will acquire shares of the capital stock of Catalon from the Selling Stockholders such that immediately thereafter, GSI will own 84.5% of the issued and outstanding capital stock of Catalon. Such shares will be acquired in a stock-for-stock exchange for 13,000,000 shares of Common stock of GSI newly issued by GSI at a price per share of $1.30, all as more fully set forth herein below.

H.           Whereas, the Board of Directors of GSI have authorized its Officers to consummate the transactions contemplated herein.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to the following terms and conditions:

ARTICLE 1

DEFINITIONS

1.1           Definitions.         The following terms have the following meanings, unless the context indicates otherwise:

“Agreement” shall mean this Agreement, and all the exhibits, schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement;

“Catalon Shares” shall mean 1,268 shares of Catalon common stock held in the aggregate by the Selling Stockholders, which represents eighty four and one half of one percent (84.50%) of the issued and outstanding capital stock of Catalon and are held as follows: 539 shares by Zhu, 412 shares by Lindenburg, and 317 shares by Du;

“Closing” shall mean the completion of the Transaction, in accordance with Article 8 hereof, at which the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

“Closing Date” shall mean a date mutually agreed upon by the parties hereto in writing and in accordance with Article 8, following the satisfaction or waiver by GSI and Catalon of the conditions precedent set forth in Sections 5.1, 6.1 and 6.2 respectively; the Closing Date shall be on or before September 30, 2015, or as soon thereafter as practicable, unless otherwise agreed to in writing by all parties hereto;

“Closing Documents” shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended;

“GAAP” shall mean United States generally accepted accounting principles applied in a manner consistent with prior periods;

“GSI Accounting Date” is defined in section 4.11;

“GSI Material Adverse Effect” is defined in section 4.7;

“GSI SEC Documents” is defined is section 4.10;

“GSI Shares” shall mean 13,000,000 restricted shares of fully paid and non-assessable common shares of GSI to be issued to the Selling Stockholders by GSI on the Closing Date and held in escrow and subject to adjustment in accordance with the terms and conditions hereof;

“Minimum Net Profit” shall mean $8.39 million in 2016 and $20.90 million in 2017, each as calculated in accordance with and verified by the annual financial statements of Catalon for the respective year approved by GSI;

2

“Minimum Sales Targets” shall mean $46.6 million of SCR catalysts in 2016 and $116.09 million of SCR catalysts in 2017, each as calculated in accordance with and verified by the annual financial statements of Catalon for the respective year approved by GSI;

“Sales Period” shall mean fiscal years 2016 and 2017;

“SEC” shall mean the Securities and Exchange Commission;

“Taxes” shall include international, federal, state, provincial and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments;

“Transaction” shall mean the acquisition of the Catalon Shares by GSI in exchange for the issuance of the GSI Shares (as hereinafter defined).

ARTICLE 2

EXCHANGE OF SHARES

2.1           Exchange of Shares. Subject to all the terms and conditions set forth in this Agreement, in exchange for the acquisition consideration (the “Acquisition Consideration”), as set forth in paragraph 2.2 hereof, issued by GSI to the Selling Stockholders, the Seller Stockholders shall transfer the Catalon Shares to GSI.

2.2           Acquisition Consideration. The total Acquisition Consideration to be paid by GSI for the Catalon Shares shall be a total of 13,000,000 shares of the previously authorized but unissued unregistered and restricted shares of the Common Stock, $0.001 par value per share of GSI.   Subject to all the terms and conditions of this Agreement, GSI will issue the Acquisition Consideration of 13,000,000 Shares in the names of the Selling Stockholders, in 6 separate certificates as follows, which shares shall be held in escrow, subject to delivery and/or cancellation as set forth below:

I.              Certificates for an aggregate total of 4,333,333 shares (the “2016 Certificates”), issued as follows:

1,843,111 shares in the name of and to Zhu, 1,406,889 shares in the name of and to Lindenburg, and 1,083,333 shares in the name of and to Du;

II.             Certificates for an aggregate total of 8,666,667 shares (the “2017 Certificates”), issued as follows:

3,686,222 shares in the name of and to Zhu, 2,813,778 shares in the name of and to Lindenburg, and 2,166,667 shares in the name of and to Du.

3

2.3           Deposit and Escrow of Acquisition Consideration Shares. GSI and the Selling Stockholders hereby agree that GSI (through itself or its attorney), during the respective Sales Period, shall hold in escrow the stock certificates as set forth in Section 2.2, along with irrevocable stock powers issued in blank (the “Stock Powers”) duly executed by each Seller Stockholder with signature medallion guaranteed.

2.4           Delivery and/or Cancellation of Escrow Shares.

(a) To the extent that Catalon does not meet the Minimum Sales Targets or Minimum Net Profit applicable to 2016, then the 2016 Certificates will be cancelled and GSI will issue and release a reduced portion of the GSI Shares evidenced by the 2016 Certificates calculated by multiplying such shares by the aggregate percentage that (i) the actual sales (if lower than the Minimum Sales Targets), were of the Minimum Sales Targets, and (ii) the actual profit (if lower than the Minimum Net Profits) was of the Minimum Net Profits. For example, (I) if only 85% of the Minimum Sales Targets and 75% of the Minimum Net Profit are achieved for 2016, then certificates for an aggregate share amount of 2.6 million GSI shares (representing a forty percent reduction) would be issued pro-rata to the Selling Stockholders, and (II) if the Minimum Sales Targets is exceeded but only 75% of the Minimum Net Profit is achieved for 2016, then certificates for an aggregate share amount of 3.25 million GSI shares (representing a twenty five percent reduction) would be issued. If Catalon does meet both the Minimum Sales Targets and Minimum Net Profit applicable to 2016, then the 2016 Certificates will be released from escrow and mailed to the Seller Stockholders in accordance with instructions they provide.

(b) To the extent that Catalon does not meet the Minimum Sales Targets or Minimum Net Profit applicable to 2017, then the 2017 Certificates will be cancelled and GSI will issue and release a reduced portion of the GSI Shares evidenced by the 2017 Certificates calculated by multiplying such shares by the aggregate percentage that (i) the actual sales (if lower than the Minimum Sales Targets), were of the Minimum Sales Targets, and (ii) the actual profit (if lower than the Minimum Net Profits) was of the Minimum Net Profits. For example, if (I) only 85% of the Minimum Sales Targets and 75% of the Minimum Net Profit are achieved for 2017, then certificates for an aggregate share amount of 5.2 million GSI shares (representing a forty percent reduction) would be issued pro-rata to the Selling Stockholders, and (II) if the Minimum Sales Targets is exceeded but only 75% of the Minimum Net Profit is achieved for 2017, then certificates for an aggregate share amount of 6.5 million GSI shares (representing a twenty five percent reduction) would be issued. If Catalon does meet both the Minimum Sales Targets and Minimum Net Profit applicable to 2017, then the 2017 Certificates will be released from escrow and mailed to the Seller Stockholders in accordance with instructions they provide.

To the extent the stock certificates are to be cancelled as provided above, in the event that GSI or its transfer agent requires a particular stock power or assignment to be executed by the Selling Stockholder, the Selling Stockholder agrees to promptly execute and deliver the original thereof as directed by GSI.

2.5           Exemption from Registration. The parties hereto intend that the GSI Shares to be exchanged shall be exempt from the registration requirements of the United States Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder and exempt from the registration requirements of the applicable states. The Selling Stockholders agree to abide by all applicable resale restrictions and holding periods imposed by all applicable securities legislation.

4

The Selling Stockholders understand and agree that the certificates evidencing GSI Shares issued to the Selling Stockholders will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO GSI AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO GSI, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

Other Legends. The certificates representing such GSI Shares, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable Law, including, without limitation, any U.S. state corporate and state securities law, or contract.

2.6           Share Exchange Procedure. At the Closing, the Selling Shareholders will exchange his, her or its certificate(s) representing the Catalon Shares by delivering such certificate to GSI, with the reverse side duly executed and endorsed in blank (or accompanied by a separate duly executed Irrevocable Stock Power endorsed in blank), in each case in proper form for transfer, with signatures guaranteed, and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto and with appropriate instructions to allow the transfer agent to issue certificates for the GSI Shares to the holder thereof, to be held in escrow as set forth above.

2.7           Fractional Shares. Notwithstanding any other provision of this Agreement, no certificate for fractional shares of the GSI Shares will be issued in the Transaction. In lieu of any such fractional shares, if any of the Selling Stockholders would otherwise be entitled to receive a fraction of a share of the GSI Shares upon surrender of certificates representing the Catalon Shares for exchange pursuant to this Agreement, the Selling Stockholders will be entitled to receive from GSI a stock certificate representing the nearest whole number of GSI Shares.

5

2.8           Closing Date. The date on which the Closing occurs is referred to herein as the “Closing Date.” The closing of this transaction (the “Closing”), unless the parties to this Agreement shall otherwise agree, shall take place by the delivery of all required executed documents by the parties at the offices of Burns & Levinson LLP, 125 Summer Street, Boston, MA 02110, on or prior to September 30, 2015, or as soon as practicable thereafter, provided that this Agreement has not been terminated pursuant to Article 10, of this Agreement by any party.

2.9           Restricted Shares. The Selling Stockholders acknowledge that the GSI Shares are being issued pursuant to the terms and conditions set forth in this Agreement, including that the GSI Shares have not been registered under the Act or any state securities laws, and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act and in each case only in accordance with all applicable securities laws. Each Selling Shareholder agrees that he/she/it has sought and obtained independent legal advice as to the resale restrictions applicable in their jurisdiction of residence, and under US securities laws generally. GSI has not undertaken, and will have no obligation, to register any of the GSI Shares under the Act. Restricted Shares are acquired in unregistered, private sales from an issuer or from an affiliate of the issuer.  Restricted Shares, as defined under Rule 144 of the Act (“Rule 144”), are not fully transferable until certain conditions have been met. Upon satisfaction of those conditions, the shares become transferable by the person or entity holding them. If the Selling Stockholders want to sell their GSI Shares to the public, they can follow the conditions set forth in Rule 144. The rule is not the exclusive means for selling the GSI Shares, but provides a “safe harbor” exemption to the Selling Stockholders. The parties further intend that the issuance of the common stock by GSI to the Selling Stockholders shall be exempt from the provisions of Section 5 of the Act pursuant to Section 4(2) of said Act as set forth herein.

2.10         Lock-Up. Each of the Selling Stockholders hereby further agrees that they will not, without the prior written consent of the GSI, until April 30, 2018, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, the GSI Shares, (ii) enter into any swap, hedge or other agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of the GSI Shares, common stock of GSI or securities convertible into or exercisable or exchangeable for common stock of GSI, or (iii) engage in any short selling of any GSI Shares, common stock of GSI or securities convertible into or exercisable or exchangeable for common stock of GSI. Following April 30, 2018, with respect to any of the GSI Shares released to the Selling Stockholders, the Selling Stockholders shall not sell, or be entitled to sell more than an aggregate of 250,000 shares of GSI common stock, per quarter in either private transactions or open market trading.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF GSI

GSI represents and warrants to Catalon and the Selling Stockholders, and acknowledges that Catalon and the Selling Stockholders are relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, as follows:

6

3.1           Corporate Status. GSI is a corporation duly organized, validly existing and in good standing pursuant to the laws of the State of Nevada, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to consummate the transactions set forth in this Agreement. Schedule 3.1 sets forth true, correct and complete copies of the Articles of Incorporation and By-laws of GSI, and no action has been taken to amend or repeal such Organizational Documents. GSI is not in violation or breach of any of the provisions of its Articles of Incorporation or By-laws, except for such violations or breaches as would not have a Material Adverse Effect.

3.2           Capitalization. GSI’s authorized capital stock consists of (i) 200,000,000 shares of Common Stock, $0.001 Par Value of which 69,984,282 shares were issued and outstanding as of June 30, 2015 and 2,472,306 are issued as treasury stock, and (ii) 50,000,000 shares of Preferred Stock of which 3,092,899 shares are issued and outstanding. All shares of Common Stock have been validly issued, fully paid and non-assessable. GSI has no option plans and there are no subscriptions, options, warrants, rights or other agreements outstanding to acquire shares of stock of GSI or any other equity security or security convertible into an equity security. There are no agreements or commitments to increase, decrease or otherwise alter the authorized capital stock of GSI prior to the Closing Date. GSI has not granted any registration rights with respect to any shares of GSI Common Stock or any options to acquire shares of GSI capital stock. Upon issuance in accordance with the terms of this Agreement, the GSI Common Stock will be validly issued, fully paid and non-assessable.

3.3           Authority of GSI. GSI has the full corporate power and authority to execute, deliver, and perform this Agreement and has taken all corporate action and has obtained all necessary consents and approvals required by law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions set forth in this Agreement. This Agreement and the consummation by GSI of the transactions set forth in this Agreement have been duly and validly authorized, executed, and delivered by the Board of Directors of GSI, and this Agreement is valid and binding upon GSI and enforceable against GSI in accordance with their terms (except as the enforceability thereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors’ rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity). The Board of Directors of GSI have unanimously consented to, and authorized this Agreement and the transactions contemplated by this Agreement. No other corporate approvals are required for GSI to execute, deliver and perform this Agreement.

3.4           Compliance with the Law and Other Instruments.

  (a)          The business and operations of GSI have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect GSI or its properties, assets, businesses or prospects.

7

  (b)          GSI shall has all material governmental licenses, permits, authorizations and approvals (the “Permits”) necessary and required by GSI to conduct its business. To the knowledge of GSI, the Permits are validly held by GSI, and GSI is in compliance with the Permits, except for instances of noncompliance that would not, individually or in the aggregate, have a material adverse effect. To the knowledge of GSI, the Permits constitute all of the governmental licenses, permits, authorizations and approvals required to carry on the business of GSI as such business is presently conducted, except where the failure to have any such license, permit, authorization or approval would not, individually or in the aggregate, have a material adverse effect.

3.5           Absence of Conflicts. The execution and delivery of this Agreement and the issuance of the securities of GSI, and the consummation by GSI of the transactions set forth in this Agreement: (i) do not and shall not conflict with or result in a breach of any provision of GSI’s Articles of Incorporation or By-Laws, (ii) do not and shall not result in any breach of, or constitute a default or cause an acceleration under any arrangement, agreement or other instrument to which GSI is a party to or by which any of its assets are bound, (iii) do not and shall not cause GSI to violate or contravene any provision of law or any governmental rule or regulation, and (iv) will not and shall not result in the imposition of any lien, or encumbrance upon, any property of GSI. GSI has performed in all material respects all of its obligations which are, as of the date of this Agreement, required to be performed, pursuant to the terms of any such agreement, contract or commitment.

3.6           Financial Statements. GSI’s financial statements contained in GSI’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the SEC (collectively, the “GSI Financial Statements”) have been prepared using generally accepted accounting principles (“GAAP”) applied on a consistent basis. The GSI Financial Statements fairly present the financial condition and results of operations for GSI. Since the date of GSI Form 10-Q for the quarter ended June 30, 2015 (the “Form 10-Q”), there has not been any material adverse change in GSI’s financial condition, assets, liabilities or business, or any damage, destruction or loss, whether or not covered by insurance, materially affecting GSI’s properties, assets or business, and GSI has not incurred any indebtedness, liability or other obligation of any nature whatsoever except in the ordinary course of business and GSI has not made any change in its accounting methods or practices.

3.7           Title to Assets. GSI owns all right, title, and interest in and to each of its assets material to its business.

3.8           Litigation. Except as set forth in GSI’s SEC Filings, there are no legal, administrative, arbitration, or other proceeding or governmental investigations adversely affecting GSI or its properties, assets or businesses, or with respect to any matter arising out of the conduct of GSI’s business pending or to its knowledge threatened, by or against, any officer or director of GSI in connection with its affairs, whether or not covered by insurance. Except as set forth in the Form 10-Q, neither GSI nor its officers or directors are subject to any order, writ, injunction, or decree of any court, department, agency, or instrumentality affecting GSI. Except as set forth on the Form 10-Q GSI is not presently engaged in any legal action. The reserves for litigation set forth on the GSI Financial Statements are adequate to cover the cost of any adverse judgment in any pending litigation and GSI will not be obligated to pay the costs, including, without limitation, attorney’s fees, of any pending litigation after the Closing Date.

8

3.9           Reporting Company Status. GSI is a reporting company registered with the SEC whose common stock is listed for quotation on the New York Stock Exchange under the symbol GSI.

3.10         SEC Filings. GSI has timely filed and will continue to timely file all forms, reports and documents required to be filed by GSI with the SEC (collectively, the “SEC Reports”) and the SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934, as amended, as the case may be, (ii) did not, to GSI’s knowledge, at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a fact required to be stated in such SEC Reports or necessary in order to make the statements in such SEC Reports, in the light of the circumstances under which they were made, not materially misleading and (iii) adequately described all material transactions, which transactions were consummated on commercially reasonable terms and were in the best interests of GSI’s stockholders.

3.11         Absence of Changes. Except for transactions consummated on commercially reasonable terms and in the best interests of GSI’s stockholders, subsequent to the date of the Form 10-Q for the quarter ended June 30, 2015, and through the date of this Agreement, and except as in the ordinary course of business and with respect to any items reserved by GSI and reflected in the GSI Financial Statements, there has not been any material adverse change in, or any event or condition (financial or otherwise) affecting the business, properties, assets, liabilities, historical operations or prospects of GSI, there are no liabilities or obligations of any nature, whether absolute, contingent or otherwise, whether due or to become due (including, without limitation, liabilities for taxes with respect to or measured by income of GSI for any period prior to, and/or subsequent to, the date of the Form 10-Q or arising out of any transaction of GSI prior to, and/or subsequent to, such date). Subsequent to the date of the Form 10-Q, there has not been any declaration, or setting aside, or payment of any dividend or other distribution with respect to GSI securities, or any direct or indirect redemption, purchase, or other acquisition of any of GSI securities. To GSI’s knowledge, there has not been an assertion against GSI of any liability of any nature or in any amount not fully reflected or reserved against in the Form 10-Q.

3.12         No Approvals. No approval of any governmental authority is required in connection with the consummation of the transactions set forth in this Agreement.

3.13         Broker. GSI represents that it has not had any dealing with respect to this transaction with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker’s or finder’s fee or any other commission or similar fee with respect to the transactions set forth in this Agreement. GSI agrees to indemnify and hold harmless Catalon from and against any and all claims for brokerage commissions or finder’s fees by any person, firm or corporation on the basis of any act or statement alleged to have been made by GSI or its affiliates or agents.

9

ARTICLE 4

REPRESENTATIONS AND WARRANTIES AND COVENANTS OF CATALON
AND THE SELLING STOCKHOLDERS

Catalon and the Selling Stockholders hereby jointly and severally represent, warrant and covenant to GSI, and acknowledges that GSI is relying upon such representations, warranties and covenants, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of GSI, as follows:

4.1           Corporate Status. Catalon is a corporation duly organized, validly existing and in good standing pursuant to the laws of Delaware with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to consummate the transactions set forth in this Agreement. Copies of the Certificate of Incorporation and By-Laws of Catalon have been delivered to GSI prior to the execution of this Agreement are true and complete and have not been amended or repealed. Catalon is not in violation or breach of any of the provisions of the Organizational Documents, except for such violations or breaches as, in the aggregate, will not have a Material Adverse Effect.

4.2           Capitalization and Value.

(a) Catalon’s authorized capital stock consists of 1,500 shares of Common Stock, $0.00 Par Value of which all shares are issued and outstanding and held as follows: 638 shares by Zhu, 487 shares by Lindenburg, and 375 shares by Du. All shares of Common Stock have been validly issued, fully paid and non-assessable. As of the date hereof no shares of Preferred Stock are authorized, issued or outstanding. There are no subscriptions, options, warrants, rights or other agreements outstanding to acquire shares of stock of Catalon or any other equity security or security convertible into an equity security. There are no agreements or commitments to increase, decrease or otherwise alter the authorized capital stock of Catalon. Catalon has not granted any registration rights with respect to any series of Catalon stock outstanding.

(b) The $17.5 million approximate value of the Honeycomb Catalyst Technology described in the Valuation Memorandum dated as of September 9, 2015 provided by Wharton Valuation Associates, Inc. represents an accurate valuation of respective technology subject to such valuation, and the materials provided by Catalon in support of such valuation were accurate and complete in all material respects and there is no material agreement, document or fact relating to such technology which would result in such appraised value being lower had the appraisal company been aware of the same.

4.3           Subsidiaries. Catalon has one wholly owned subsidiary, Catalon Eden NC, LLC, a limited liability company formed in the State of North Carolina of which it holds all of the membership interests. Catalon has no other wholly or partially owned subsidiaries.

4.4           Authority of Catalon. Catalon has the full corporate power and authority to execute, deliver, and perform this Agreement and has taken all corporate action and has obtained all necessary consents and approvals required by law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions set forth in this Agreement. This Agreement and the consummation by Catalon of the transactions set forth in this Agreement have been duly and validly authorized, executed, and delivered by the Board of Directors and the Catalon Stockholders, and this Agreement are valid and binding upon Catalon and enforceable against Catalon in accordance with their terms (except as the enforceability thereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors’ rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity).

10

4.5           Ownership. The Selling Stockholders are record, beneficial and equitable owners of 100% of the issued and outstanding shares of Common Stock of Catalon and such Selling Stockholders have the full right and authority to exchange their Catalon Common Stock for shares of GSI Common Stock.

4.6           Compliance with the Law and Other Instruments.

  (a)          The business and operations of Catalon have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect Catalon or its properties, assets, businesses or prospects.

  (b)          Catalon has all material governmental licenses, permits, authorizations and approvals (the “Permits”) necessary and required by Catalon to conduct its business. To the knowledge of Catalon, the Permits are validly held by Catalon, and Catalon is in compliance with the Permits, except for instances of noncompliance that would not, individually or in the aggregate, have a material adverse effect. To the knowledge of Catalon, the Permits constitute all of the governmental licenses, permits, authorizations and approvals required to carry on the business of Catalon as such business is presently conducted, except where the failure to have any such license, permit, authorization or approval would not, individually or in the aggregate, have a material adverse effect.

4.7           Absence of Conflicts. The execution and delivery of this Agreement, the transfer of the securities of Catalon, and the consummation by Catalon of the transactions set forth in this Agreement: (i) do not and shall not conflict with or result in a breach of any provision of Catalon’s Certificate of Incorporation or By-Laws, (ii) do not and shall not result breach of, or constitute a default or cause an acceleration under any arrangement, agreement or other instrument to which Catalon is a party to or by which any of its assets are bound, (iii) do not and shall not cause Catalon to violate or contravene any provision of law or any governmental rule or regulation, and (iv) will not and shall not result in the imposition of any lien, or encumbrance upon, any property of Catalon. Catalon has performed in all material respects all of its obligations which are, as of the date of this Agreement, required to be performed, pursuant to the terms of any such agreement, contract or commitment.

4.8           Environmental Compliance. To Catalon’s knowledge, it is in compliance with all applicable Environmental Laws. Catalon is presently authorized, if required, to generate, transport through third parties, store, use, treat, dispose of, release, and conduct other handling of, as required, those hazardous substances used in Catalon’s business, which consist of, hazardous waste, hazardous material, hazardous constituents, toxic substances, pollutants, contaminants, asbestos, radon, polychlorinated biphenyls, petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas and other material defined, regulated, controlled or subject to any remediation requirement under any Environmental Law.

11

4.9           Compliance with Occupational and Safety Laws; Employment Matters.

  (a)          To Catalon’s knowledge, it is in compliance with all applicable national, provincial and local laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and other governmental requirements relating to occupational health and safety.

 (b)          Catalon does not owe any accrued but unpaid salary or other compensation or benefits to any officer, director, employee or consultant of Catalon. Except as set forth on the disclosure schedule which has been provided to GSI in connection herewith (the “Catalon Disclosure Schedule”), Catalon has no Benefit Plans. The Catalon Disclosure Schedule contains for each or its officers, directors, employees and consultants his compensation and benefits for the last two years.

4.10         Financial Statements. If the Form 8-k is required to be filed by GSI in accordance with applicable law, within the time prescribed in Item 9.01 of Form 8-K, Catalon shall provide such financial statements for the filing of such amendment Report on Form 8-K, as required therein.

4.11         Taxes. Catalon has timely filed all required national, provincial, and local tax returns and has paid or made adequate provision for the payment of all such taxes whether or not shown to be due on said returns.

4.12         Contracts. Catalon’s Disclosure Schedule sets forth a complete list all of Catalon’s Material contracts including, but not limited to, license agreements. All of the contracts so listed have been entered into in the ordinary course of business and neither Catalon nor any other party to any such contract is in default under any such contract.

4.13         Litigation. There are no legal, administrative, arbitration, or other proceeding or governmental investigations adversely affecting Catalon or its properties, assets or businesses, or with respect to any matter arising out of the conduct of the Catalon’s business pending or to its knowledge threatened, by or against, any officer or director of Catalon in connection with its affairs, whether or not covered by insurance. Neither Catalon nor its officers or directors are subject to any order, writ, injunction, or decree of any court, department, agency, or instrumentality, affecting Catalon. Catalon is not presently engaged in any legal action.

4.14         Absence of Changes. There has not been any material adverse change in, or any event or condition (financial or otherwise) affecting the business, properties, assets, liabilities, historical operations or prospects of Catalon, and except as in the ordinary course of business and with respect to any items reserved by Catalon and there are no liabilities or obligations of any nature, whether absolute, contingent or otherwise, whether due or to become due (including, without limitation, liabilities for taxes with respect to or measured by income of Catalon or arising out of any transaction of Catalon prior to the date of this Agreement.

12

4.15         No Approvals. No approval of any governmental authority is required in connection with the consummation of the transactions set forth in this Agreement.

4.16         Broker; Finder’s Fee. Catalon represents that it has not had any dealing with respect to this transaction with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker’s or finder’s fee or any other commission or similar fee with respect to the transactions set forth in this Agreement, except as otherwise indicated herein. Catalon agrees to indemnify and hold harmless GSI from and against any and all claims for brokerage commissions or finder’s fees by any person, firm or corporation on the basis of any act or statement alleged to have been made by Catalon or its affiliates or agents.

4.17         Complete Disclosure. No representation or warranty of Catalon which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, to Catalon’s knowledge contains or shall contain any untrue statement of a material fact, omits or shall omit to state any fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not materially misleading. There is no fact relating to the business, affairs, operations, conditions (financial or otherwise) or prospects of Catalon which would materially adversely affect same which has not been disclosed to GSI in this Agreement.

4.18         No Defense. It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that GSI knew or had reason to know that any covenant, representation or warranty in this Agreement furnished or to be furnished to GSI contained untrue statements.

ARTICLE 5

INVESTMENT

Each Selling Stockholder hereby represents, warrants and covenants to GSI, and acknowledges that GSI is relying upon such representations, warranties and covenants, in connection with the execution, delivery and performance of this Agreement, as follows:

5.1           The GSI Shares which are being acquired by the Selling Stockholder are being acquired for the Selling Stockholder's own account and for investment and not with a view to the public resale or distribution thereof.

5.2           The Selling Stockholder will not sell, transfer or otherwise dispose of the GSI Shares unless, in the opinion of the GSI's counsel, such disposition conforms with applicable securities laws requirements.

5.3           The Selling Stockholder is aware that the GSI Shares are “restricted securities” as that term is defined in the Rule promulgated under the Act.

5.4           The Selling Stockholder acknowledges that the Selling Stockholder has had an opportunity to ask questions of and receive answers from duly designated representatives of GSI concerning the finances of GSI and the proposed business plan of GSI.

13

5.5           The Selling Stockholder acknowledges and understands that the GSI Shares are unregistered and must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

5.6           The Selling Stockholder further acknowledges that the Selling Stockholder is fully aware of the applicable limitations on the resale of the GSI Shares.  These restrictions for the most part are set forth in Rule 144.   Rule 144 permits sales of “restricted securities” upon compliance with the requirements of such Rule 144.  If and when the Rule 144 is available to the Selling Stockholder, the Selling Stockholder may make only sales of the GSI Shares in accordance with the terms and conditions of the rule (which may limit the amount of GSI Shares that may be sold), as well as this Agreement.

5.7           By reason of the Selling Stockholder's knowledge and experience in financial and business matters in general, and investments in particular, the Selling Stockholder is capable of evaluating the merits and risks of an investment by the Selling Stockholder in the GSI Shares.

5.8           The Selling Stockholder is capable of bearing the economic risks of an investment in the GSI Shares.  The Selling Stockholder fully understands the speculative nature of the GSI Shares and the possibility of loss.

5.9           The Selling Stockholder's present financial condition is such that the Selling Stockholder is under no present or contemplated future need to dispose of any portion of the GSI Shares to satisfy any existing or contemplated undertaking, need, or indebtedness.

5.10         The Selling Stockholder further agrees that GSI shall have the right to issue stop-transfer instructions to its transfer agent until such time as sale is permitted under security laws and acknowledges that GSI has informed the Selling Stockholder of its intention to issue such instructions.

ARTICLE 6

CLOSING CONDITIONS

6.1           Conditions Precedent to Closing by GSI. The obligation of GSI to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with Article 9. The Closing of the Transaction contemplated by this Agreement will be deemed to mean a waiver of all conditions to Closing. These conditions of closing are for the benefit of GSI and may be waived by GSI in its sole discretion.

 (a)          Representations and Warranties of Catalon to be True. To Catalon’s knowledge, the representations and warranties of Catalon set forth in this Agreement shall be true in all material respects on the Closing Date with the same effect as though made at such time, except to the extent waived or affected by the transactions set forth in this Agreement.

14

  (b)         Performance of Obligations of Catalon. Catalon shall have performed all obligations and complied with all covenants set forth in this Agreement to be performed or complied with in all material respects by it prior to the Closing Date.

  (c)          No Adverse Change. There shall not have occurred any material adverse change since the date of execution of this Agreement;

  (d)          Statutory Requirements. Any statutory requirement for the valid consummation by Catalon of the transactions set forth in this Agreement shall have been fulfilled; any authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained, in order to permit consummation by Catalon of the transactions set forth in this Agreement and to permit the business presently carried on by Catalon to continue unimpaired following the Closing Date.

  (e)          No Governmental Proceedings. No action or proceeding shall have been instituted before a court or other governmental body by any governmental agency or public authority to restrain or prohibit the transactions set forth in this Agreement.

  (f)          Consents Under Agreements. Catalon shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions set forth in this Agreement.

  (g)         Shareholder Approval. The approval of the transactions set forth in this Agreement by the current holders of a majority of the issued and outstanding shares of the Catalon Common Stock.

6.2           Conditions Precedent to Closing by Catalon. The obligation of Catalon and the Selling Stockholders to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with Article 9. The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of Catalon and the Selling Stockholders and may be waived by Catalon and the Selling Stockholders in their discretion.

  (a)         Representations and Warranties of GSI to be True. To GSI’s knowledge, the representations and warranties of GSI set forth in this Agreement shall be true in all material respects on the Closing Date with the same effect as though made at such time, except to the extent waived or affected by the transactions set forth in this Agreement.

  (b)         Performance of Obligations of GSI. GSI shall have performed all obligations and complied with all covenants set forth in this Agreement to be performed or complied with in all material respects by it prior to the Closing Date.

  (c)          No Adverse Change. There shall not have occurred any material adverse change since the date of the Form 10-Q for the quarter ended June 30, 2015 and through the date of the Closing Date in the business, properties, results of operations or business or financial condition of GSI.

15

  (d)         Statutory Requirements. Any statutory requirement for the valid consummation by GSI of the transactions set forth in this Agreement shall have been fulfilled; any authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained, in order to permit consummation by GSI of the transactions set forth in this Agreement and to permit the business presently carried on by GSI to continue unimpaired following the Closing Date, shall have been obtained.

  (e)          No Governmental Proceedings. No action or proceeding shall have been instituted before a court or other governmental body by any governmental agency or public authority to restrain or prohibit the transactions set forth in this Agreement.

  (f)          Consents Under Agreements. GSI shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions set forth in this Agreement.

ARTICLE 7

PRE-CLOSING AND POST-CLOSING COVENANTS

The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

7.1           General. Each of the Parties will use its reasonable best efforts to take all actions and to do all things necessary and advisable in order to consummate and make effective the transactions contemplated by this Agreement, including satisfaction, but not waiver, of the Closing conditions set forth in Section 9 below.

7.2           Notices and Consents. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred herein.

7.3           Operation and Preservation of Business. GSI will continue to operate the GSI Business, including its present operations, working conditions, and relationships with, licensors, suppliers, customers, and employees subject to the terms of Section 6.2 above. Further, GSI will not engage in any practice, take any action, or enter into any transaction outside the ordinary course of business. Without limiting the generality of the foregoing, GSI will not (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock; or, (ii) pay any amount to any third party with respect to any liability or obligation including any costs and expenses GSI has incurred or may incur in connection with this Agreement and the transactions contemplated hereby that would not constitute an Assumed Liability if in existence as of the Closing.

16

7.4           Confidentiality. All information regarding the business of GSI and Catalon provided to each other during due diligence investigation will be kept in strict confidence and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by either party or disclosed to any third party (other than or GSI’s professional accounting and legal advisors) without the prior written consent of the other party. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from either party, each party will immediately return to the requestor any information received regarding the others business.

7.5           Full Access. Catalon will permit representatives of GSI, including legal counsel and accountants, to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Catalon to all premises, properties, personnel, books, records, contracts, and documents of or pertaining to Catalon. GSI will treat and hold as such any Confidential Information it receives from any Catalon Stockholder and Catalon in the course of the reviews contemplated by this Section 7.5, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to Catalon Stockholders and Catalon all tangible embodiments of the Confidential Information that are in its possession.

7.6           Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 7.5, however, shall be deemed to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

ARTICLE 8

ADDITIONAL COVENANTS OF THE PARTIES

8.1           Notification. Between the date of this Agreement and the Closing Date, each of the parties to this Agreement will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules relating to such party, such party will promptly deliver to the other parties a supplement to the Schedules specifying such change. During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenant in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

8.2           Exclusivity. Until such time, if any, as this Agreement is terminated pursuant to this Agreement, Catalon, the Selling Stockholders and GSI will not, directly or indirectly solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business), or any of the capital stock of Catalon or GSI, as applicable, or any merger, consolidation, business combination, or similar transaction other than as contemplated by this Agreement.

17

8.3           Conduct of Catalon and GSI Business Prior to Closing. From the date of this Agreement to the Closing Date, and except to the extent that GSI otherwise consents in writing, Catalon will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it. Likewise, from the date of this Agreement to the Closing Date, and except to the extent that Catalon otherwise consents in writing, GSI will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.

8.4           Certain Acts Prohibited. Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, between the date of this Agreement and the Closing Date, neither Catalon nor GSI will not, without the prior written consent of the other:

  (a)          amend its articles, bylaws or other incorporation documents;

  (b)          incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any properties or assets except in the ordinary course of business;

  (c)          dispose of or contract to dispose of any property or assets, including the Intellectual Property Assets, except in the ordinary course of business consistent with past practice;

  (d)          issue, deliver, sell, pledge or otherwise encumber or subject to any lien any shares of the Common Stock, Preferred Stock, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

  (e)          (i) declare, set aside or pay any dividends on, or make any other distributions in respect of the Common Stock; or (ii) split, combine or reclassify any Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Common Stock; or

  (f)          not materially increase benefits or compensation expenses, other than as contemplated by the terms of any employment agreement in existence on the date of this Agreement, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person.

8.5           Public Announcements. GSI and Catalon and the Selling Stockholders each agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the Transaction contemplated herein without the prior written consent of the other party, except as may be required upon written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other party hereto and seeking their reasonable consent to such announcement. Catalon and the Selling Stockholders acknowledges that GSI must comply with securities laws requiring full disclosure of material facts and agreements in which it is involved, and will co-operate to assist GSI in meeting its obligations.

18

ARTICLE 9

CLOSING

9.1           Closing. The Closing shall take place on the Closing Date at the offices of Burns & Levinson LLP, 125 Summer Street, Boston, MA 02110 or at such other location as agreed to by the parties. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for Catalon and GSI, provided such undertakings are satisfactory to each party’s respective legal counsel.

9.2           Closing Deliveries of Catalon and the Selling Stockholders. At Closing, Catalon and the Selling Stockholders will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to GSI:

  (a)          copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors and shareholders of Catalon evidencing approval of this Agreement and the Transaction;

  (b)          share certificates representing the Catalon Shares as required by Section 2.3 of this Agreement;

  (c)          all certificates and other documents required by Article 2, of this Agreement; and

  (d)          any other necessary documents, each duly executed by Catalon or the Selling Stockholders, as required to give effect to the Transaction.

9.3           Closing Deliveries of GSI. At Closing, GSI will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Catalon:

  (a)          copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of GSI evidencing approval of this Agreement and the Transaction;

  (b)          the share certificates representing 13,000,000 restricted GSI Shares registered to the Selling Stockholders in such denominations pursuant to Section 2.2;

  (c)          all certificates and other documents required by Article 2, of this Agreement; and

  (d)          any other necessary documents, each duly executed by GSI, as required to give effect to the Transaction.

19

ARTICLE 10

TERMINATION

10.1         Termination. This Agreement may be terminated at any time prior to the Closing Date contemplated hereby by:

  (a)          mutual agreement of GSI and Catalon;

  (b)          GSI, if there has been a material breach by Catalon or any of the Selling Stockholders of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Catalon or the Selling Stockholders that is not cured, to the reasonable satisfaction of GSI, within ten business days after notice of such breach is given by GSI (except that no cure period will be provided for a breach by Catalon or the Selling Stockholders that by its nature cannot be cured);

  (c)          Catalon, if there has been a material breach by GSI of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of GSI that is not cured by the breaching party, to the reasonable satisfaction of Catalon, within ten (10) business days after notice of such breach is given by Catalon (except that no cure period will be provided for a breach by GSI that by its nature cannot be cured);

  (d)          GSI or Catalon if any injunction or other order of a governmental entity of competent authority prevents the consummation of the Transaction contemplated by this Agreement.

10.2         Effect of Termination. In the event of the termination of this Agreement as provided in Section 10.1, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

ARTICLE 11

INDEMNIFICATION

11.1         Indemnification by GSI. In order to induce Catalon and the Selling Stockholders to enter into and perform this Agreement, GSI hereby indemnifies, protects, defends and saves and holds harmless Catalon and each of its stockholders, affiliates, officers, directors, control persons, employees, attorneys, agents, partners and trustees and personal representatives of any of the foregoing (“Catalon Indemnified Parties”), from and against any loss resulting to any of them from any loss, liability, cost, damage, or expense in excess of $50,000 (the “Threshold”), which the Catalon Indemnified Parties may suffer, sustain or incur arising out of or due to a breach by GSI of the representations, warranties and covenants set forth in Article 2, of, and elsewhere in, this Agreement or in any documents delivered pursuant hereto or of a breach by GSI of any of its obligations pursuant to this Agreement or in any documents delivered pursuant hereto.

20

11.2         Indemnification by the Selling Stockholders. In order to induce GSI to enter into and perform this Agreement, the Selling Stockholders (and Catalon, provided Catalon’s obligations hereunder shall cease upon the Closing) hereby jointly and severally indemnify, protect, defend and save and hold harmless GSI and each of its stockholders, affiliates, officers, directors, control persons, employees, attorneys, agents, partners and trustees and personal representatives of any of the foregoing (“GSI Indemnified Parties”), from and against any loss resulting to any of them from any loss, liability, cost, damage, or expense in excess of the Threshold, which the GSI Indemnified Parties may suffer, sustain or incur arising out of or due to a breach by Catalon or the Selling Stockholders of the representations, warranties and covenants set forth in Article 4, of, and elsewhere in, this Agreement or in any documents delivered pursuant hereto or of a breach by Catalon or the Selling Stockholders of any of their obligations pursuant to this Agreement, including, but not limited to, any damages suffer by not meeting the Minimum Sales Targets in addition to the remedies in Section 2.4, or in any documents delivered pursuant hereto.

11.3         Reasonable Costs, Etc. The indemnification, which is set forth in this Article 11, of this Agreement shall be deemed to include not only the specific liabilities or obligation with respect to which such indemnity is provided, but also all counsel fees, reasonable costs, expenses and expenses of settlement relating thereto, whether or not any such liability or obligation shall have been reduced to judgment; provided, however, that, there shall be a threshold of $50,000 in the aggregate which must be exceeded before GSI or the Selling Stockholders, as the case may be, may recover any damages or costs pursuant this Article 11. Once the Bucket has been exceeded, however, the party seeking indemnity is entitled to recover all damages suffered or costs incurred, and not just those damages suffered or costs incurred in excess of the Threshold.

11.4         Third Party Claims. If any demand, claim, action or cause of action, suit, proceeding or investigation (collectively, the “Claim”) is brought against an Indemnified Party for which the Indemnified Party intends to seek indemnity from the other party hereto (the “Indemnifying Party”), then the Indemnified Party within ten (10) days after such Indemnified Party’s receipt of the Claim, shall notify the Indemnifying Party pursuant to this Article 11, which notice shall contain a reasonably thorough description of the nature and amount of the Claim (the “Claim Notice”). The Indemnifying Party shall have the option to undertake, conduct and control the defense of such claim or demand. Such option to undertake, conduct and control the defense of such claim or demand shall be exercised by notifying the Indemnified Party within ten (10) days after receipt of the Claim Notice pursuant to the terms of this Agreement (such notice to control the defense is hereinafter referred to as the “Defense Notice”). The failure of the Indemnified Party to notify the Indemnifying Party of the Claim shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have pursuant to this Article 11, except to the extent that such failure to notify the Indemnifying Party prejudices the Indemnifying Party. The Indemnified Party shall use all reasonable efforts to assist the Indemnifying Party in the vigorous defense of the Claim. All costs and expenses incurred by the Indemnified Party in defending the Claim shall be paid by the Indemnifying Party. If, however, the Indemnified Party desires to participate in any such defense or settlement, it may do so at its sole cost and expense (it being understood that the Indemnifying Party shall be entitled to control the defense). The Indemnified Party shall not settle the Claim. If the Indemnifying Party does not elect to control the defense of the Claim, within the aforesaid ten (10) day period by proper notice pursuant to the terms of this Agreement, then the Indemnified Party shall be entitled to undertake, conduct and control the defense of the Claim (a failure by the Indemnifying Party to send the Defense Notice to the Indemnified Party within the aforesaid ten (10) day period by proper notice pursuant to this Article 11, shall be deemed to be an election by the Indemnifying Party not to control the defense of the Claim); provided, however, that the Indemnifying Party shall be entitled, if it so desires, to participate therein (it being understood that in such circumstances, the Indemnified Party shall be entitled to control the defense). Regardless of which party has undertaken to defend any claim, the Indemnifying Party may, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any such claim or demand; provided however, that if any settlement would result in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of the Indemnified Party, the consent of the Indemnified Party shall be a condition to any such settlement. Notwithstanding the foregoing provisions of this Article 11, as a condition to the Indemnifying Party either having the right to defend the Claim, or having control over settlement as indicated in this Article 11, the Indemnifying Party shall execute an agreement, satisfactory to the other party acknowledging its liability for indemnification pursuant to this Article 11. Whether the Indemnifying Party shall control and assume the defense of the Claim or only participate in the defense or settlement of the Claim, the Indemnified Party shall give the Indemnifying Party and its counsel access, during normal business hours, to all relevant business records and other documents, and shall permit them to consult with its employees and counsel.

21

ARTICLE 12

MISCELLANEOUS

12.1         Headings. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

12.2         Enforceability. If any provision which is contained in this Agreement, should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceability shall not affect any other provision of this Agreement and in this Agreement shall be construed as if such invalid or unenforceable provision had not been contained herein.

12.3         Notices. All notices, requests, demands and other communications under this Agreement, shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given or within five (5) business days if mailed to the party to whom notice is to be given, by first-class mail, registered, or certified, postage prepaid (or similar mailing methods with respect to foreign jurisdictions) and properly addressed as follows:

If to GSI:

General Steel Holdings, Inc.

Level 2, Building G,

No. 2A Chen Jia Lin, Ba Li Zhuang

Chaoyang District, Beijing, China 100025

With a copy to:

22

Stephen D. Brook, Esq.
Burns & Levinson LLP
125 Summer Street
Boston, MA 02110-1624

If to Catalon:

Catalon Chemical Corp.

113 Barksdale Professional CTR

Newark, DE 19711

If to the Selling Security Holders:

Zhu: Suite 401, Block 2, No. 23 Huangsidajie Street, Xicheng District, Beijing China 100120

Lindenburg: P.O. Box 957, offshore incorporation Center, road town, Tortola, British Virgin Islands; and Mr. Qilin Li, Flat F, 22/F, tower 1, Star Crest, 9 Star St., Hong Kong )

Du: Suite 1301, Building 1, Huihuang International Center, Shangdi 10. St., Haidian District, Beijing, China

Any notice mailed to any party hereunder will be deemed effective within five (5) business days of deposit in the United States or other applicable foreign mail.

12.4         Governing Law: Disputes. This Agreement shall in all respects be construed, governed, applied and enforced under the internal laws of the State of Nevada without giving effect to the principles of conflicts of laws and be deemed to be an agreement entered into in the State of Nevada and made pursuant to the laws of the State of Nevada.

12.5         Expenses. Each party to this Agreement shall bear and pay its own costs and expenses incurred in connection with the preparation, execution, and delivery of this Agreement and the transactions set forth in this Agreement.

12.6         Construction. Each of the parties hereto hereby further acknowledges and agrees that each has been advised by counsel during the course of negotiations and had significant input in the development of this Agreement and this Agreement shall not, therefore, be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this agreement.

12.7         Entire Agreement. This Agreement and all documents and instruments refereed to herein (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) except as provided in Section 12.11 of this Article 12, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither GSI or Catalon or any Selling Stockholder makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to the other or the other’s representatives of any documentation or other with respect to any one or more of the foregoing.

23

12.8         Further Assurances. The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Agreement and the intents and purposes hereof.

12. 9        Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

12.10       Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.

12.11       Third Party Beneficiaries. This Agreement and all documents and instruments referred to herein, except as provided in Section 2 of this Agreement, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

12.12       Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.13       Exhibits. All Exhibits and schedules annexed or attached to this Agreement are incorporated into this Agreement by reference thereto and constitute an integral part of this Agreement.

12.14       Severability. The provisions of this Agreement shall be deemed separable. Therefore, if any part of this Agreement is rendered void, invalid or unenforceable, such rendering shall not affect the validity or enforceability of the remainder of this Agreement; provided, however, that if the part or parts which are void, invalid or unenforceable as aforesaid shall substantially impair the value of this whole Agreement to any party, that party may cancel and terminate this Agreement by giving written notice to the other party.

24

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

GENERAL STEEL HOLDINGS, INC.
A Nevada Corporation

/s/ John Chen
By: John Chen
Title: CFO

CATALON CHEMICAL CORP.
A Delaware Corporation

/s/ Anyuan Zhu
By: Anyuan Zhu
Title:

SELLING STOCKHOLDERS

/s/ Anyuan Zhu
Anyuan Zhu

Lindenburg Ventures, Ltd.

By:	/s/ Qilin Li
Name: Qilin Li
Title: President

/s/ Honghui Du
Honghui Du